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                                                                    Exhibit 3.41

       CANADA          )
PROVINCE OF ONTARIO    )
       TO WIT:         )


I, ROBERT RUTHERFORD CRANSTON, a Notary Public in and for the Province of
Ontario, by royal authority duly appointed, residing in the City of Toronto, in the Municipality of Metropolitan Toronto, in the said Province of Ontario, DO
HEREBY CERTIFY that the paper writing hereto annexed, is a true copy of a document produced and shown to me and purporting to be the Certificate and Articles of Incorporation of KALMARA INC. issued pursuant to the Business
Corporations Act (Ontario) effective July 27, 1993, the copy having been compared by me with the said original document.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal of office at the City of Toronto, the 28 day of February, 1997.


     [signature illegible]
--------------------------------
 A Notary Public in and for the
      Province of Ontario

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[GRAPHIC APPEARS HERE]

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
---------------------------------------------------------------------------------------------------------------------
                                              ARTICLES OF INCORPORATION
                                                 STATUTS CONSTITUTIFS
   Form 1
  Business    1.  The name of the corporation is:           Denomination sociale de la compagnie:
Corporations
    Act,          K  A  L  M  A  R  A    I  N  C.
   1982


  Formule     2.  The address of the registered office is:  Addresse du siege social:
 numero 1
Loi de 1982       50 O'CONNOR STREET, SUITE 1500
  sur les         ---------------------------------------------------------------------------------------------------
compagnies                       (Street & Number of RR. Number & Multi-Office Building give Room No.)
                        (Rue et numero du numero de la R.R. et, s'd a'agt sun once & _______, numero du bureau)

                                                                                                    -----------------
                  OTTAWA, ONTARIO                                                                    K  1  P  6  L  2
                  ---------------------------------------------------------------------------------------------------
                                                                                                       (Postal Code)
                  REGIONAL MUNICIPALITY
                  OF OTTAWA-CARLETON                    in the            PROVINCE OF ONTARIO
                  ---------------------------------------------------------------------------------------------------
                  (Name of Municipality, Geographical Township)           (County, District, Regional Municiality)
                  (Nom de la municipale du canon)                         (Canon, destrict, municipale regionale)

              3.  Number (or minimum and maximum number) of               Nombre (ou nombres minimal et maximal)
                  directors is:                                           d'administrateurs:

                  SUCH NUMBER NOT MORE THAN TEN (10) NOR LESS THAN ONE (1).

              4.  The first director(s) is/are:               Premier(s) administrateur(s):
                                                                                                        Resident
                                                                                                        Canadian
                                                         Residence address, giving Street & No. or      State
                                                         R.R. No. or Municipality and postal code       Yes or No
                                                         Addresse personelle, y compris la rue et le    Resident
                  First name, initials and surname       numero, le numero de la R.R. ou,               Canadien
                  Prenom, initiales et nom de familie    le nom de la municipalite et la code postal    Oui/Non
                  ---------------------------------------------------------------------------------------------------
                  JON L. CREIGHTON                       117 WOODLAWN AVENUE WEST                       YES
                                                         TORONTO, ONTARIO M4B 1G9

                  PAUL MARTEL                            4047 SEEBRING CRESCENT                         YES
                                                         MISSISSAUGA, ONTARIO L5L 3Z1
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
              5.  Restrictions, if any, on business the           Limites, s'il y a lieu, imposes aux activites
                  corporation may carry on or on powers the       commerciales ou aux pouvoirs de la compagnie.
                  corporation may exercise.

                  NONE.



              6.  The classes and any maximum number of           Categories et nombre maximal, s'il y a lieu,
                  shares that the corporation is authorized       d'actions que la compagnie est autorisee a emettre
                  to issue.

                  AN UNLIMITED NUMBER OF COMMON SHARES.



              7.  Rights, privileges, restrictions and            Droits, privileges, restrictions et conditions,
                  conditions (if any) attaching to each           s'il y a lieu, rattaches a cheque categorie
                  class of shares and directors authority         d'actions of pouvoirs des administrateurs relatils
                  with respect to any class of shares which       a cheque cetdgorie d'actions qui pout etre emise
                  may be issued in series:                        en serie:

                  NOT APPLICABLE.



              8.  The issue, transfer or ownership of             L'mission, le transfert ou la propriete d'actions
                  shares is/is not restricted and the             est/n'est  pas restreinte. Les restrictions, s'il y
                  restrictions (if any) are as follows:           a lieu, sont les suivantes:

                  THE SHARES OF THE CORPORATION SHALL NOT BE TRANSFERRED WITHOUT THE APPROVAL OF THE BOARD OF
                  DIRECTORS OF THE CORPORATION TO BE EVIDENCED BY A RESOLUTION OF THE BOARD.

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
              9.  Other provisions. if any, are:                  Autres dispositions, s'il y a lieu:

              1.  THE NUMBER OF SHAREHOLDERS OF THE CORPORATION EXCLUSIVE OF PERSONS WHO ARE IN ITS EMPLOYMENT AND
                  EXCLUSIVE OF PERSONS WHO, HAVING BEEN FORMERLY IN THE EMPLOYMENT OF THE CORPORATION, WERE, WHILE IN
                  THAT EMPLOYMENT, AND HAVE CONTINUED AFTER TERMINATION OF THAT EMPLOYMENT TO BE, SHAREHOLDERS OF THE
                  CORPORATION, IS LIMITED TO NOT MORE THAN FIFTY, TWO OR MORE PERSONS WHO ARE THE JOINT REGISTERED
                  OWNERS OF ONE OR MORE SHARES BEING COUNTED AS ONE SHAREHOLDER.

              2.  ANY INVITATION TO THE PUBLIC TO SUBSCRIBE FOR ANY SECURITIES OF THE CORPORATION SHALL BE
                  PROHIBITED.



              10. The names and addresses of the incorporators are
                  Nom et adresse des fondateurs

                                                                  Full residence address or address of registered
                                                                  office or of principal place of business giving
                                                                  street & No. or R.R. No. municipality and postal
                                                                  code
                                                                  Adresse personnelle au complet. adresse du siege
                                                                  social ou adresse de l'etablissement principal, y
              First name, initials and surname or corporate name  compris la rue et numero. le numero de la R.R., le
              Prenom. initiale at nom de lamille ou denomination  nom de la municipalite et le code postal sociale
              -------------------------------------------------------------------------------------------------------

              JON L. CREIGHTON                                    117 WOODLAWN AVENUE WEST
                                                                  TORONTO, ONTARIO  M4B  1G9

              PAUL MARTEL                                         4047 SEEBRING CRESCENT
                                                                  MISSISSAUGA, ONTARIO  L5L  3Z1





              These articles are signed in duplicate              Les presents statuts sont signes en double
                                                                  exemplaire.
              -------------------------------------------------------------------------------------------------------
                                                    Signatures of incorporators
                                                     (Signature des fondaleurs)


                /s/ Jon L. Creighton                                  /s/  Paul Martel
              -------------------------                           -------------------------
                  JON L. CREIGHTON                                       PAUL MARTEL
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